EXHIBIT 10.8

DEED OF LEASE
by and between

COPT SUNRISE, LLC

and

INFODATA SYSTEMS, INC.
(ONE DULLES TECHNOLOGY CENTER, SUITE 500)

DEED OF LEASE
COPT SUNRISE, LLC
INFODATA SYSTEMS INC.

TABLE OF CONTENTS

1.	Definitions and Attachments	1

2.	Demise	2

3.	Term	2

4.	Intentionally Deleted	2

5.	Use	2

6.	Rent	3

7.	Requirements of Applicable Law	3

8.	Certificate of Occupancy	4

9.	Contest-Statute, Ordinance, Etc.	4

10.	Tenant's Improvements	4

11.	Repairs and Maintenance	5

12.	Conduct on Premises	6

13.	Insurance	6

14.	Rules and Regulations	7

15.	Mechanics' Liens	7

16.	Tenant's Failure to Repair	7

17.	Property - Loss, Damage	7

18.	Destruction - Fire or Other Casualty	8

19.	Eminent Domain	8

20.	Assignment	8

21.	Default; Remedies; Bankruptcy of Tenant	9

22.	Damages	11

23.	Services and Utilities	12

24.	Electric Current	13

25.	Telephone and Telecommunications	14

26.	Acceptance of Premises	14

27.	Inability to Perform	15

28.	No Waivers	15

29.	Access to Premises and Change in Services	15

30.	Estoppel Certificates	15

31.	Subordination	15

32.	Attornment	16

33.	Notices	16

34.	Intentionally Deleted	16

35.	Intentionally Deleted	16

36.	Quiet Enjoyment	16

37.	Vacation of Premises	17

38.	Members' Liability	17

39.	Separability	17

40.	Indemnification	17

41.	Captions	18

42.	Brokers	18

43.	Recordation	18

44.	Successors and Assigns	18

45.	Integration of Agreements	18

46.	Hazardous Material; Indemnity	19

47.	Americans With Disabilities Act	20

48.	Several Liability	21

49.	Financial Statements	21

50.	Deed of Lease	21

51.	Definition of Day and Days	21

52.	Furniture and Audio-Visual Equipment	21

53.	Security Deposit	22

DEED OF LEASE

        THIS DEED OF LEASE (this “Lease”) made as of the 1st day of November, 2003, by and between COPT SUNRISE, LLC (the “Landlord”) and INFODATA SYSTEMS INC. (the “Tenant”), witnesseth that the parties hereby agree as follows:

W I T N E S S E T H:

        THAT FOR AND IN CONSIDERATION of the mutual covenants and agreements herein contained, the parties hereto do hereby covenant and agree as follows:

1.        Definitions and Attachments.

        1.1          Certain Defined Terms.

1.1.1	“Building”means the office building known as One Dulles Technology Center, located at 13454 Sunrise Valley Drive, Herndon, Virginia, which is located within Fairfax County, Virginia.

1.1.2	“Rentable Area of the Building” means 113,093 rentable square feet, subject to adjustment in accordance with BOMA standards.

1.1.3	“Premises” means that portion of the Building located on the fifth floor designated as Suite 500 described on the schedule attached hereto as Exhibit “A”and made a part hereof.

1.1.4	“Rentable Area of the Premises” means 14,000 rentable square feet.

1.1.5	“Annual Base Rent” means the amount set forth on the following schedule:

Lease Year	Annual Base Rent	Monthly Installments of Annual Base Rent and Monthly Furniture & Equipment Rent
Commencement
Date--7/31/04	$245,000.00	$ 20,416.67
8/1/04--7/31/05	$253,400.00	$ 21,116.67
8/1/05--7/31/06	$262,080.00	$ 21,840.00
8/1/06--7/31/07	$271,180.00	$ 22,598.33
8/1/07--7/31/08	$280,700.00	$ 23,391.67
8/1/08--7/31/09	$290,500.00	$ 24,208.33

1.1.6	"Tenant Notice Address" means

Infodata Systems Inc. 13454 Sunrise Valley Drive, Suite 500 Herndon, Virginia 20171 Attn: Norman F. Welsch Telephone (703) 773-4841 Telecopier (703) 773-1218

With a copy to:

Foley & Lardner 3000 K Street, N.W., Suite 500 Washington, D.C. 20007 Attn: Jay W. Freedman, Esq. Telephone: (202) 672-5300 Telecopier: (202) 672-5399

        1.2          Additional Defined Terms.

        The following additional terms are defined in the places in this Lease noted below:

Term	Section
"ADA"	47
"Applicable Laws"	7
"Commencement Date"	3
"Default Rate"	6.	2
"Furniture & Audio-Visual Equipment"	52
"Hazardous Material"	46
"HVAC"	23
"Mortgagee"	31
"Normal Business Hours"	23
"Property"	6.	2.1
"Security Deposit"	53
"Successor"	32
"Term"	3

        1.3          Attachments.

        The following documents are attached hereto, and such documents, as well as all drawings and documents prepared pursuant thereto, shall be deemed to be a part hereof, with the term “Lease” as used herein being deemed to include all such Exhibits:

Exhibit "A"	- Floor Plan
Exhibit "B"	- Rules and Regulations
Exhibit "C"	- Furniture Inventory
Exhibit "D"	- Estoppel Certificate
Exhibit "E"	- Subordination, Attornment and Non-Disturbance Agreement
Exhibit "X"	- Mutual Release Agreement
Exhibit "Y"	- Waiver of Subrogation

2.        Demise. Landlord hereby leases unto Tenant, and Tenant does hereby rent from Landlord the Premises. In addition thereto, Tenant shall have the right to use, on a non-exclusive basis, and in common with the other tenants of the Building the Common Areas of the Building (as that term is defined in Section 6.2.4 hereof).

3.        Term. Subject to the other provisions of this Section 3, this Lease shall commence as of November 1, 2003 (the “Commencement Date”) and shall expire on July 31, 2009 (the “Term”). Landlord acknowledges that Tenant is currently occupying the Premises on a temporary basis as a result of the breach without cure by BAAN U.S.A., Inc. (“Baan”), of each of that certain master Office Lease, dated February 1999, by and between Baan and a predecessor of the Landlord (the “Master Lease”), and that certain Sublease Agreement dated March 28, 2003 (the “Sublease”) by and between Baan, as Sublandlord, and Tenant, as Subtenant, and pursuant to such breach by Baan of each of the Master Lease and the Sublease, the Landlord has directed the Tenant to pay directly to the Landlord the rent which the Tenant was previously paying to Baan under the Sublease. Notwithstanding anything contained in this Lease to the contrary, in the event the Landlord and Tenant execute this Lease, then subject to Landlord performing its duties hereunder, (i) Tenant will execute a release of Baan in the form attached hereto as Exhibit “X” and terminate the Sublease due to such uncured breach of the Sublease by Baan, and (ii) this Lease will become effective between Landlord and Tenant.

4.        Intentionally Deleted.

5.        Use. Tenant covenants that it shall use and occupy the Premises continuously during the Term of this Lease solely for general office purposes in accordance with applicable zoning regulations and for no other purpose. For purposes of this Lease, the term “general office use” shall not include use as a school, college, university or educational institution of any type, use for any purpose which is not consistent with the operation of the Building as a first-class office building, use as an recruitment or temporary help service or agency, or any use involving regular traffic by the general public. Tenant acknowledges that (a) violation of the foregoing continuous occupancy and use covenant shall be a material breach of this Lease, and (b) Landlord considers such continuous use and occupancy covenant a valuable contractual interest with which no other landlord should interfere by attempting to induce Tenant to move to another building. Tenant recognizes that its occupancy of the Premises continuously throughout the Term of this Lease provides Landlord a significant benefit in the perception of the Building by other prospective tenants who will negotiate with Landlord for space in the Building in the future as well as the perception of other existing tenants who will be negotiating with Landlord to renew their leases and remain in the Building.

6         Rent.

        6.1          Base Rent.  As rent for the Premises during each year of the Term, Tenant shall pay to Landlord an Annual Base Rent and Furniture and Equipment Rent (as defined and provided in Section 52 of this Lease), in aggregate equal monthly installments, in advance on the first day of each calendar month during the Term, and without deduction, setoff or demand in accordance with the schedule set forth in Section 1.1.5 above.  In addition to the Base Rent, if the Term should commence on a day other than the first day of a calendar month, Tenant shall pay to Landlord upon the Commencement Date, a sum equaling that percentage of the monthly rent installment which equals the percentage of such calendar month falling within the Term.

        6.2          Payments.  All payments or installments of any rent hereunder and all sums whatsoever due under this Lease (including but not limited to court costs and attorneys’ fees) shall be deemed rent and shall be paid to Landlord at the address designated by Landlord. If any amount of Annual Base Rent or additional rent shall remain unpaid for five (5) calendar days after the receipt by Tenant of written notice from Landlord (provided, that, in no event shall Landlord be required to give Tenant more than two (2) notices in any twelve (12) month period), then Tenant shall pay Landlord, without notice or demand, a late charge equal to the greater of (i) $35.00 and (ii) five percent (5%) of the such overdue amount to partially compensate Landlord for its administrative costs in connection with such overdue payment; which administrative costs Tenant expressly acknowledges are reasonable and do not constitute a penalty. In addition, such overdue amounts shall bear interest at the rate of 18% per annum (but not more than the maximum allowable legal rate applicable to Tenant) (the “Default Rate”) until paid. Additionally, if any of Tenant’s checks for payment of rent or additional rent are returned to Landlord for insufficient funds, Tenant shall pay to Landlord as additional rent the greater of (i) $50.00 or (ii) the amount of actual charges incurred by Landlord, for each such check returned for insufficient funds, and if two or more of Tenant’s checks in payment of rent or additional rent due hereunder are returned for insufficient funds in any calendar year, Landlord reserves the right upon ten (10) days advance written notice to Tenant to thereafter require Tenant to pay all rent and additional rent and other sums whatsoever due under this Lease by wire transfer of funds, in cash, by money order or by certified check or cashier’s check.   If an attorney is employed to enforce the rights of Landlord or Tenant under this Lease, then the non-prevailing party, shall pay all reasonable fees and expenses of such attorney of the prevailing party whether or not legal proceedings are instituted by the prevailing party, with the term “prevailing party” as used in this Section 6.2 being deemed to include but not be limited to the requesting party that is successful in causing the other party to comply with the request/demand of the requesting party. Time is of the essence in this Lease.

7.        Requirements of Applicable Law. Landlord warrants that on the Commencement Date, the Premises shall comply with all applicable laws, ordinances, rules and regulations of governmental authorities having jurisdiction over the Property (“Applicable Laws”). Tenant, at its sole cost and expense, shall thereafter comply promptly with all Applicable Laws now in force or which may hereafter be in force, which impose any duty upon Tenant with respect to the use, occupancy or alteration of the Premises or any part thereof and for the prevention of fires; provided, however, that (i) Tenant shall not be liable to comply with any Applicable Laws which impose a duty on Landlord and not Tenant, (ii) in the case of any Applicable Laws that impose a duty on each of Landlord and Tenant, then Tenant shall only be required to comply with the duties imposed on Tenant by such Applicable Laws, and (iii) in all cases, it shall be the duty of Landlord and not Tenant to correct all structural defects in the Building necessary to comply with Applicable Laws, and make all repairs, changes or alterations necessary because the Building was not constructed in compliance with any of the Applicable Laws in the event the Building is not then in compliance with all Applicable Laws.

8.        Certificate of Occupancy. Tenant shall not use or occupy the Premises in violation of any certificate of occupancy, non-residential use permit, other permit, or any other governmental consent issued for the Building. If any governmental authority, after the commencement of the Term, shall contend or declare that the Premises is being used for a purpose which is in violation of such certificate of occupancy, non-residential use permit, other permit, or consent, then Tenant shall, upon five (5) days’ notice from Landlord, immediately discontinue such use of the Premises. If thereafter the governmental authority asserting such violation threatens, commences or continues criminal or civil proceedings against Landlord for Tenant’s failure to discontinue such use, in addition to any and all rights, privileges and remedies given to Landlord under this Lease for default therein, Landlord shall have the right to terminate this Lease forthwith. Tenant shall indemnify and hold Landlord harmless of and from any and all liability for any such violation or violations.

9.        Contest-Statute, Ordinance, Etc. Tenant may, after notice to Landlord, by appropriate proceedings conducted promptly at Tenant’s own expense in Tenant’s name and whenever necessary in Landlord’s name, contest in good faith the validity or enforcement of any such statute, ordinance, law, order, regulation or requirement and may similarly contest any assertion of violation of any certificate of occupancy, non-residential use permit, other permit, or any consent issued for the Building. Tenant may, pending such contest, defer compliance therewith if, in the opinion of counsel for Landlord, such deferral shall not subject either Landlord or the Premises or the Property (or any part thereof) to any penalty, fine or forfeiture, and if Tenant shall post a bond with corporate surety approved by Landlord sufficient, in Landlord’s opinion, fully to indemnify Landlord from loss.

10.        Tenant’s Improvements. Tenant shall make such non-structural improvements to the Premises as it may deem necessary at its sole cost and expense. Tenant shall not make any alterations, decorations, installations, additions or improvements to the Premises, including but not limited to, the installation of any fixtures, amenities, equipment, appliances, or other apparatus, without Landlord’s prior written consent, and then only by contractors or mechanics employed or approved by Landlord. All such work, alterations, decorations, installations, additions or improvements shall be done at Tenant’s sole expense and at such times and in such manner as Landlord may from time to time designate. Landlord’s consent to and/or approval of Tenant’s plans and specifications for the aforesaid improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. All alterations, decorations, installations, additions or improvements made by either of the parties hereto upon the Premises, except movable office furniture put in at the expense of Tenant and other items as mutually agreed upon in writing, shall be the property of Landlord and shall remain upon and be surrendered with the Premises at the termination of this Lease without molestation or injury. Upon request by Landlord, Tenant, at Tenant’s expense, shall remove from the Premises upon the termination of this Lease, (i) the walls and doors of the security storage room in the Premises and repair any damage caused by such removal by Tenant of such walls and doors, and (ii) any and all special improvements made by Tenant in the Premises after the date of this Lease if Landlord notified Tenant in writing at the time of the approval by Landlord of such special improvements that Tenant would be required to remove such special improvements from the Premises upon the termination of this Lease. Tenant shall repair any damage caused by Tenant vacating the Premises. Except as provided in the two immediately preceding sentences, Tenant shall not be liable for any costs associated with any restoration of the Premises to the condition in which it existed at any other time. If Tenant fails to remove any such items, Landlord shall have the right, but not the obligation, to remove and dispose of such items, and restore the Premises accordingly and Tenant shall reimburse Landlord for the actual costs paid by Landlord for such removal, disposal and restoration within thirty (30) days after receipt of an invoice therefore, together with interest at the Default Rate, which shall accrue from the date the costs were actually paid by Landlord.

11.        Repairs and Maintenance.

        11.1          Tenant's Care of the Premises and Building.   During the Term Tenant shall:

(i) keep the interior of the Premises and the fixtures, appurtenances and improvements therein in good order, condition and repair, with the definition of the “interior of the Premises” for all purposes under this Lease being the areas located from (i) the carpeting on the floor and above such surface within the Premises, (ii) the painted surface of the drywall or wall covering material exposed within the Premises, and (iii) the surface of the ceiling exposed to the interior of the Premises and below such surface within the Premises;

(ii) make repairs and replacements to the interior of the Premises required because of Tenant’s misuse or primary negligence, except to the extent that the repairs or replacements are covered by Landlord’s insurance as required hereunder;

(iii) repair and replace special equipment or decorative treatments installed from and after the date of this Lease by Tenant or by a third-party contractor at Tenant’s request and that serve the Premises only, except to the extent the repairs or replacements are needed because of Landlord’s misuse or primary negligence, and are not covered by Tenant’s insurance as required hereunder;

(iv) pay for all damage to the Building, its fixtures and appurtenances, as well as all damages sustained by Tenant or occupants of the Building due to any waste, misuse or neglect of the Premises, its fixtures and appurtenances by Tenant, except to the extent that the repair of such damage is covered by Landlord’s insurance as required hereunder to the extent that Landlord actually receives proceeds therefrom; and

(v) not commit waste.

        In addition Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which may be allowed under Applicable Laws. Landlord reserves the right to prescribe the weight and position of all heavy equipment brought onto the Premises and prescribe any reinforcing required under the circumstances, all such reinforcing to be at Tenant’s expense.

        11.2          Landlord’s Repairs. Except for the repairs and replacements that Tenant is required to make pursuant to Section 11.1 above, Landlord shall make all other repairs and replacements to the Premises, Common Areas and Building (including Building fixtures and equipment) as shall be reasonably deemed necessary to maintain the Building in a condition comparable to other comparable office buildings in the Dulles Suburban Center. This maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all systems such as mechanical, electrical, HVAC (including but not limited to the computer server room located in the Premises), and plumbing. The costs associated with such repairs, maintenance and replacements shall be paid solely by Landlord.. There shall be no allowance to Tenant for a diminution of rental value, no abatement of rent, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any repairs or performing maintenance as provided for herein, unless such repairs or maintenance are a result of the negligence of Landlord or its employees, agents or contractors.

        11.3          Time for Repairs. Repairs or replacements required pursuant to Section 11.1and 11.2 above shall be made within a reasonable time (depending on the nature of the repair or replacement needed — generally no more than fifteen (15) days) after receiving notice or having actual knowledge of the need for a repair or replacement, or such longer period as is reasonably necessary under the circumstances.

        11.4          Surrender of the Premises. Upon the termination of this Lease, without the need for prior notice from Landlord, Tenant shall surrender the Premises to Landlord in the same broom clean condition that the Premises were in on the Commencement Date except for:

(i) ordinary wear and tear;

(ii) damage by the elements, fire, and other casualty unless Tenant would be required to repair under the provisions of this Lease;

(iii) damage arising from any cause not required to be repaired or replaced by Tenant; and

(iv) alterations as permitted by this Lease unless consent was conditioned on their removal.

        On surrender Tenant shall remove from the Premises its personal property, trade fixtures and any alterations required to be removed pursuant to the terms of this Lease and repair any damage to the Premises caused by this removal. Any items not removed by Tenant as required above shall be considered abandoned. Landlord may dispose of abandoned items as Landlord chooses and bill Tenant for the actual, reasonable cost of their disposal.

12.        Conduct on Premises. Tenant shall not do, or permit anything to be done in the Premises, or bring or keep anything therein which shall, in any way, increase the rate of fire insurance on the Building, or invalidate or conflict with the fire insurance policies on the Building, fixtures or on property kept therein, or obstruct or interfere with the rights of Landlord or of other tenants, or in any other way injure or annoy Landlord or the other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with Applicable Laws, or the recommendations of any insurance company or insurance rating organization. Tenant agrees that any increase of fire insurance premiums on the Building or contents caused by the occupancy of Tenant and any expense or cost incurred in consequence of negligence or carelessness or the willful action of Tenant, Tenant’s employees, agents, servants, or invitees shall, as they accrue be added to the rent heretofore reserved and be paid as a part thereof; and Landlord shall have all the rights and remedies for the collection of same as are conferred upon Landlord for the collection of rent provided to be paid pursuant to the terms of this Lease.

13.        Insurance.

        13.1          Tenant’s Insurance. Tenant shall keep in force at its own expense, so long as this Lease remains in effect, (a) public liability insurance, including insurance against assumed or contractual liability under this Lease, with respect to the Premises, to afford protection with limits, per person and for each occurrence, of not less than Two Million Dollars ($2,000,000), combined single limit, with respect to personal injury and death and property damage, such insurance to provide for only a reasonable deductible, (b) all-risk property and casualty insurance, including theft, written at replacement cost value and with replacement cost endorsement, covering all of Tenant’s personal property in the Premises whether pursuant to the terms of Section 10, or otherwise, such insurance to provide for only a reasonable deductible, (c) if, and to the extent, required by law, workmen’s compensation or similar insurance offering statutory coverage and containing statutory limits, and (d) business interruption insurance in an amount sufficient to reimburse Tenant for loss of earnings attributable to prevention of access to the Building or the Premises for a period of at least twelve (12) months. Such policies shall be maintained in companies and in form reasonably acceptable to Landlord and shall be written as primary policy coverage and not contributing with, or in excess of, any coverage which Landlord shall carry. Tenant shall deposit the policy or policies of such required insurance or certificates thereof with Landlord prior to the Commencement Date, which policies shall name Landlord or its designee and, at the request of Landlord, its mortgagees, as additional insured and shall also contain a provision stating that such policy or policies shall not be canceled except after thirty (30) days’ written notice to Landlord or its designees. All such policies of insurance shall be effective as of the date Tenant occupies the Premises and shall be maintained in force at all times during the Term of this Lease and all other times during which Tenant shall occupy the Premises. Any insurance required of Tenant hereunder may be furnished by Tenant under a blanket policy carried by it, provided that such blanket policy shall contain an endorsement that names Landlord as an additional insured, specifically references the Premises, and guarantees a minimum limit available for the Premises equal to or greater than the insurance amounts required under this Section 13.

        In addition to the foregoing insurance coverage, Tenant shall require any contractor retained by it to perform work on the Premises to carry and maintain, at no expense to Landlord, during such times as contractor is working in the Premises, a non-deductible (i) comprehensive general liability insurance policy, including, but not limited to, contractor’s liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor’s protective liability coverage, to afford protection with limits per person and for each occurrence, of not less than Two Hundred Thousand Dollars ($200,000.00), combined single limit, with respect to personal injury and death and property damage, such insurance to provide for no deductible, and (ii) workmen’s compensation insurance or similar insurance in form and amounts as required by law.

        13.2          Landlord’s Insurance. Landlord shall keep in force at its own expense (a) contractual and comprehensive general liability insurance, including public liability and property damage, with a minimum combined single limit of liability of Two Million Dollars ($2,000,000.00) for personal injuries or death of persons occurring in or about the Building and Premises, and (b) all-risk property and casualty insurance written at replacement cost value covering the Building and all of Landlord’s improvements in and about same.

14.        Rules and Regulations. Tenant shall be bound by the rules and regulations set forth on the schedule attached hereto as Exhibit “B” and made a part hereof. Landlord shall have the right, from time to time, to issue additional or amended rules and regulations regarding the use of the Building, so long as the rules shall be reasonable and non-discriminatory between tenants and do not materially interfere with Tenant’s use of the Premises. When so issued the same shall be considered a part of this Lease and Tenant covenants that the additional or amended rules and regulations shall likewise be faithfully observed by Tenant, the employees of Tenant and all persons invited by Tenant into the Building, provided, that the additional or amended rules are made applicable to all office tenants similarly situated as Tenant. Landlord shall not be liable to Tenant for the violation of any of the rules and regulations, or the breach of any covenant or condition in any lease, by any other tenant in the Building. Landlord hereby accepts and approves the Premises and Tenant’s occupancy thereof in its present condition, which includes vending machines, window blinds, and special wiring, HVAC and utilities located in the Premises; provided, however, that Tenant shall remove all vending machines from the Premises at the expiration or earlier termination of the Term.

15.        Mechanics’ Liens. Tenant shall not do or suffer to be done any act, matter or thing whereby Tenant’s interest in the Premises, or any part thereof, may be encumbered by any mechanics’ lien. Tenant shall discharge, or bond off, within ten (10) days after the date of filing, any mechanics’ liens filed against Tenant’s interest in the Premises, or any part thereof, purporting to be for labor or material furnished or to be furnished to Tenant. Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and no mechanics’ or other lien for labor or materials shall attach to or affect the reversionary or other estate or interest of Landlord in and to the Premises, or the Property.

16.        Tenant’s Failure to Repair.  In the event that Tenant fails after reasonable prior written notice from Landlord, to keep the Premises in a good state of condition and repair pursuant to Section 11 above, or to do any act or make any payment required under this Lease or otherwise fails to comply herewith, Landlord may, at its option (but without being obliged to do so) immediately, or at any time thereafter and without notice, perform the same for the account of Tenant, including the right to enter upon the Premises at all reasonable hours to make such repairs, or do any act or make any payment or compliance which Tenant has failed to do, and upon demand, Tenant shall reimburse Landlord for any such expense incurred by Landlord including but not limited to any costs, damages and counsel fees. Any moneys expended by Landlord, as aforesaid, shall be deemed additional rent, collectible as such by Landlord. All rights given to Landlord in this Section shall be in addition to any other right or remedy of Landlord herein contained.

17.        Property — Loss, Damage. Landlord, its agents and employees shall not be liable to Tenant for (i) any damage or loss of property of Tenant placed in the custody of persons employed to provide services for or stored in or about the Premises and/or the Building, unless such damage or loss is the result of the negligence of Landlord or its employees, agents or contractors,and (ii) interference with the light, air, or other incorporeal hereditaments of the Premises.

18.        Destruction — Fire or Other Casualty. In case of partial damage to the Premises by fire or other casualty insured against by Landlord, Tenant shall give immediate notice thereof to Landlord, who shall thereupon cause damage to all property owned by it to be repaired with reasonable speed at expense of Landlord, to the extent of insurance proceeds actually received by Landlord, due allowance being made for reasonable delay which may arise by reason of adjustment of loss under insurance policies on the part of Landlord and/or Tenant, and for reasonable delay on account of “labor troubles” or any other cause beyond Landlord’s control, and to the extent that the Premises are rendered untenantable the rent shall proportionately abate from the date of such casualty, provided the damage above mentioned occurred without the fault or neglect of Tenant, Tenant’s servants, employees, agents or visitors.  If such partial damage is due to the fault or neglect of Tenant, or Tenant’s servants, employees, agents, or invitees, the damage shall be repaired by Landlord to the extent of Landlord’s insurance coverage, but there shall be no apportionment or abatement of rent.  In the event the damage shall be so extensive to the whole Building as to render it uneconomical, in Landlord’s opinion, to restore for its present uses and Landlord shall decide not to repair or rebuild the Building, this Lease, at the option of Landlord, shall be terminated upon written notice to Tenant and the rent shall, in such event, be paid to or adjusted as of the date of such damage, and the terms of this Lease shall expire by lapse of time and conditional limitation upon a date which is mutually acceptable to Landlord and Tenant, which date is no sooner than thirty (30) days after the date upon which Tenant receives written notice thereof from Landlord, and Tenant shall thereupon vacate the Premises and surrender the same to Landlord, but no such termination shall release Tenant from any liability to Landlord arising from such damage or from any breach of the obligations imposed on Tenant hereunder, or from any obligations accrued hereunder prior to such termination.

19.        Eminent Domain.  If (1) the whole or more than twenty-five percent (25%) of the floor area of the Premises shall be taken or condemned by Eminent Domain for any public or quasi-public use or purpose, and either party shall elect, by giving written notice to the other, or (2) more than twenty-five percent (25%) of the floor area of the Building shall be so taken, and Landlord shall elect, in its sole discretion, by giving written notice to Tenant, any written notice to be given not more than sixty (60) days after the date on which title shall vest in such condemnation proceeding, to terminate this Lease, then, in either such event, the Term of this Lease shall cease and terminate as of the date of title vesting.  In case of any taking or condemnation, whether or not the Term of this Lease shall cease and terminate, the entire award shall be the property of Landlord, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award, except that Tenant shall be entitled to claim, prove and receive in the proceedings such awards as may be allowed for moving expenses, loss of profit and fixtures and other equipment installed by it which shall not, under the terms of this Lease, be or become the property of Landlord at the termination hereof, but only if such awards shall be made by the condemnation, court or other authority in addition to, and be stated separately from, the award made by it for the Property or part thereof so taken.

20.        Assignment. So long as Tenant is not in default of any of the terms and conditions hereof, after the giving of all required notices and the expiration of all cure periods, Landlord shall not unreasonably withhold its consent to an assignment of this Lease or sublease of the Premises for any of the then remaining portion of the unexpired Term provided: (i) the net assets of the assignee or sublessee shall not be less than the net assets of Tenant at the time of the signing of this Lease; (ii) in the event of an assignment, such assignee shall assume in writing all of Tenant’s obligations under this Lease; (iii) in the event of a sublease, such sublease shall in all respects be subject to and in conformance with the terms of this Lease; and (iv) in all events Tenant continues to remain liable on this Lease for the performance of all terms, including but not limited to, payment of all rent due hereunder. Landlord and Tenant acknowledge and agree that it shall not be unreasonable for Landlord to withhold its consent to an assignment if in Landlord’s sole business judgment, the assignee lacks sufficient business experience or net worth to successfully operate its business within the Premises in accordance with the terms, covenants and conditions of this Lease. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved, but no such collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further observance and performance by Tenant of the covenants herein contained. In addition, in the event of a proposed assignment, Landlord shall have the right, but not the obligation, to terminate this Lease by giving Tenant thirty (30) days’ advance written notice (“Landlord’s Termination Notice”); provided, however, that Tenant shall have the right to abrogate Landlord’s Termination Notice by notifying Landlord within ten (10) days after receipt of Landlord’s Termination Notice of the withdrawal of the request for consent to the assignment. For purposes of the foregoing, a transfer by operation of law or transfer of a controlling interest in Tenant as same exists as of the date hereof, shall be deemed to be an assignment of this Lease; provided, however, that a transfer of a controlling interest in Tenant through the purchase or sale of Tenant’s publicly traded securities shall not be deemed to be a transfer for which the consent of Landlord is required. No assignment or sublease, regardless of whether Landlord’s consent has been granted or withheld, shall be deemed to release Tenant from any of its obligations nor shall the same be deemed to release any person guaranteeing the obligations of Tenant hereunder from their obligations as guarantor. Landlord’s acceptance of any name submitted by Tenant, an agent of Tenant, or anyone acting by, through or under Tenant for the purpose of being listed on the Building directory will not be deemed, nor will it substitute for, Landlord’s consent, as required by this Lease, to any sublease, assignment, or other occupancy of the Premises by anyone other than Tenant or Tenant’s employees. Fifty percent (50%) of any profit or additional consideration or rent in excess of the Base Rent or additional rent payable by Tenant hereunder which is payable to Tenant as a result of any assignment or subletting shall be paid to Landlord as additional rent when received by Tenant. All the foregoing notwithstanding, Tenant shall not enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of the Premises or any portion thereof, which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the income or profits derived by any person or entity from the property leased, used, occupied or utilized. Any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use or occupancy of any part of the Premises. Any consent by Landlord hereunder shall not constitute a waiver of strict future compliance by Tenant with the provisions of this Section 20. In no event shall the proposed assignee or sublessee be occupying other space in the Building, nor shall it be a prospective tenant either then negotiating with Landlord or has negotiated with Landlord for premises within the prior six (6) month period. Notwithstanding anything to the contrary contained in this Section 20, assignment or subletting of the Premises to a parent, subsidiary or affiliate of Tenant (collectively, “Affiliate”), whether by merger, succession or consolidation, a joint venture or partnership in which Tenant, or its Affiliate, is a general partner or in connection with a public offering of the capital stock, shall not require Landlord’s prior approval under the terms of this lease or otherwise; provided, however, that Tenant shall notify Landlord in writing within thirty (30) days after the effective date of such assignment or sublease, along with a true and complete copy of the sublease or assignment document, and Tenant shall remain liable under the terms hereof if Tenant exercises its rights under this paragraph to the extent it survives such corporate event. In the event of any transfer of this Lease to an entity which is not an Affiliate of Tenant or otherwise pursuant to the immediately preceding sentence, then in addition to all other terms of this Lease the Landlord and the transferee also shall be subject to the Waiver of Subrogation clause set forth in Exhibit “Y” to this Lease.

21.        Default; Remedies; Bankruptcy of Tenant.  Any one or more of the following events shall constitute an “Event of Default” hereunder, at Landlord’s election:  (a) the sale of Tenant’s interest in the Premises under attachment, execution or similar legal process or, the adjudication of Tenant as a bankrupt or insolvent, unless such adjudication is vacated within thirty (30) days; (b) the filing of a voluntary petition proposing the adjudication of Tenant (or any guarantor of Tenant’s obligations hereunder) as a bankrupt or insolvent, or the reorganization of Tenant (or any such guarantor), or an arrangement by Tenant (or any such guarantor) with its creditors, whether pursuant to the Federal Bankruptcy Code or any similar federal or state proceeding, unless such petition is filed by a party other than Tenant (or any such guarantor) and is withdrawn or dismissed within thirty (30) days after the date of its filing; (c) the admission, in writing, by Tenant (or any such guarantor) of its inability to pay its debts when due; (d) the appointment of a receiver or trustee for the business or property of Tenant (or any such guarantor), unless such appointment is vacated within thirty (30) days of its entry; (e) the making by Tenant (or any such guarantor) of an assignment for the benefit of its creditors, or if, in any other manner, Tenant’s interest in this Lease shall pass to another by operation of law; (f) the failure of Tenant to pay any rent, additional rent or other sum of money when due and such failure continues for a period of ten (10) days after receipt by Tenant of written notice from Landlord that the same is past due hereunder;(g) if Tenant fails to pay any rent or additional rent when due after Landlord shall have given Tenant written notice with respect to such non-payment twice in any twelve (12) month period as provided in subsection (f) above; (h) Tenant shall abandon and/or vacate the Premises; and (i) the default by Tenant in the performance or observance of any covenant or agreement of this Lease (other than a default involving the payment of money), which default is not cured within thirty (30) days after the giving of notice thereof by Landlord, unless such default is of such nature that it cannot be cured within such thirty (30) day period, in which case no Event of Default shall occur so long as Tenant shall commence the curing of the default within such thirty (30) day period and shall thereafter diligently prosecute the curing of same.

        Upon the occurrence and continuance of an Event of Default, Landlord, with such notice to Tenant as provided for by law or as expressly provided for herein, may do any one or more of the following:  (a) subject to the priority rights of any lenders providing financing to Tenant at any time from and after the date of this Lease, which financing is secured by Tenant’s personal property at the Premises, and with Landlord’s right being limited to only a monetary Event of Default, sell, at public or private sale, all or any part of the goods, chattels, fixtures and other personal property belonging to Tenant which are or may be put into the Premises during the Term, whether or not exempt from sale under execution or attachment (it being agreed that the property shall at all times during an on-going monetary Event of Default, but subject to the priority rights of any lenders providing financing to Tenant, be bound with a lien in favor of Landlord and shall be chargeable for all rent and for the fulfillment of the other covenants and agreements herein contained), and apply the proceeds of such sale, first, to the payment of all costs and expenses of conducting the sale or caring for or storing the property; second, toward the payment of any indebtedness, including, without limitation, indebtedness for rent, which may be or may become due from Tenant to Landlord; and third, to pay Tenant, on demand in writing, any surplus remaining after all indebtedness of Tenant to Landlord has been fully paid; (b) perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together, with interest thereon at the rate of eighteen percent (18%) per annum (but not more than the maximum allowable legal rate applicable to Tenant), from the date of such expenditure, shall be deemed additional rent and shall be payable by Tenant to Landlord upon demand; (c) elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant in which event Tenant shall be liable for Base Rent, additional rent, and other indebtedness that otherwise would have been payable by Tenant during the remainder of the Term had there been no Event of Default, subject to the provisions of Section 22, and on notice reenter the Premises, by summary proceedings or otherwise, and remove Tenant and all other persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost and for the account of Tenant, without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby; and also the right, but not the obligation, to re-let the Premises for any unexpired balance of the Term, and collect the rent therefor.  In the event of such re-letting by Landlord, the re-letting shall be on such terms, conditions and rental as Landlord may deem commercially reasonable, with Landlord to mitigate its damages, subject to the provisions of Section 22, and the proceeds that may be collected from the same, less the actual expense of re-letting (including reasonable leasing fees and commissions and reasonable costs of renovating the Premises), shall be applied upon Tenant’s rental obligation as set forth in this Lease for the unexpired portion of the Term.  Tenant shall be liable in accordance with Section 22 herein for any balance that may be due each month for the remainder of the then current term under this Lease, although Tenant shall have no further right of possession of the Premises; and (d) exercise any other legal or equitable right or remedy which it may have at law or in equity; provided, however, that no financial obligation of Tenant shall accelerate or become due prior to its normal and regular monthly due date under this Lease as if no default had occurred.  Notwithstanding the provisions of clause (b) above and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in clause (b) without any notice to Tenant if Landlord, in its good faith judgment, believes it would be materially injured by the failure to take rapid action, or if the unperformed obligation of Tenant constitutes an emergency.

        TO THE EXTENT PERMITTED BY LAW, TENANT HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS OF REDEMPTION, GRANTED BY OR UNDER ANY PRESENT OR FUTURE LAWS IN THE EVENT OF TENANT’S BEING EVICTED OR DISPOSSESSED FOR ANY CAUSE, OR IN THE EVENT OF LANDLORD’S OBTAINING POSSESSION OF THE PREMISES, BY REASON OF THE VIOLATION BY TENANT OF ANY OF THE COVENANTS AND CONDITIONS OF THIS LEASE, OR OTHERWISE. LANDLORD AND TENANT HEREBY EXPRESSLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER PARTY ON ANY AND EVERY MATTER, DIRECTLY OR INDIRECTLY ARISING OUT OF OR WITH RESPECT TO THIS LEASE, INCLUDING, WITHOUT LIMITATION, THE RELATIONSHIP OF LANDLORD AND TENANT, THE USE AND OCCUPANCY BY TENANT OF THE PREMISES, ANY STATUTORY REMEDY AND/OR CLAIM OF INJURY OR DAMAGE REGARDING THIS LEASE.

        Notwithstanding any of the other provisions of this Lease, any costs and expenses incurred by the prevailing party (including, without limitation, reasonable attorneys’ fees) in enforcing any of its rights or remedies under this Lease shall be immediately payable by the non-prevailing party to the prevailing party upon demand by the prevailing party, with the term “prevailing party” as used in this Section 21 being deemed to include but not be limited to the requesting party that is successful in causing the other party to comply with the request/demand of the requesting party.

        Notwithstanding any of the other provisions of this Lease, in the event Tenant shall voluntarily or involuntarily come under the jurisdiction of the Federal Bankruptcy Code and thereafter Tenant or its trustee in bankruptcy, under the authority of and pursuant to applicable provisions thereof, shall have the power and so using same determine to assign this Lease, Tenant agrees that (i) Tenant or its trustee shall provide to Landlord sufficient information enabling it to independently determine whether Landlord will incur actual and substantial detriment by reason of such assignment and (ii) “adequate assurance of future performance” under this Lease, as that term is generally defined under the Federal Bankruptcy Code, shall be provided to Landlord by Tenant and its assignee as a condition of the assignment.

22.        Damages.  If this Lease is terminated by Landlord pursuant to Section 21, Tenant shall, nevertheless, remain liable for all rent and damages which may be due or sustained prior to such termination, and all reasonable costs, fees and expenses including, but not limited to, attorneys’ fees, costs and expenses incurred by Landlord in pursuit of its remedies hereunder, or in renting the Premises to others from time to time and additional damages (the “Liquidated Damages”), which, at Landlord’s election, solely in the event of a monetary Event of Default, shall be either one or a combination of the following: (a) an amount equal to the Base Rent and additional rent due or which would have become due from the date of Tenant’s default through the remainder of the Term, less than amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant’s default and continuing until the date on which the Term would have expired but for Tenant’s default, it being understood that separate suits may be brought from time to time to collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s)), or Landlord may defer initiating any such suit until after the expiration of the term (in which event such deferral shall not be construed as a waiver of Landlord’s rights as set forth herein and Landlord’s cause of action shall be deemed not to have accrued until the expiration of the Term), and it being further understood that Landlord may elect to bring suits from time to time prior to reletting the Premises; or (b) an amount equal to the sum of (i) all Base Rent, additional rent and other sums due or which would be due and payable under this Lease as of the date of Tenant’s default through the end of the scheduled Term, plus (ii) all expenses (including broker and attorneys’ fees) and value of all vacancy periods projected by Landlord to be incurred in connection with the reletting of the Premises, minus (iii) any Base Rent, additional rent and other sums that Landlord proves by a preponderance of the evidence would be received by Landlord upon reletting of the Premises from the end of the vacancy period projected by Landlord through the expiration of the scheduled Term. Such amount shall be discounted using a discount factor equal to the yield of the Treasury Note or Bill, as appropriate, having a maturity period approximately commensurate to the remainder of the Term, and such resulting amount shall be payable to Landlord in a lump sum on demand, it being understood that upon payment of such liquidated and agreed final damages, Tenant shall be released from further liability under this Lease with respect to the period after the date of such payment. In the event of a non-monetary Event of Default, Landlord shall only be entitled to collect Liquidated Damages in accordance with option (a) set forth above and shall have no right to accelerate Tenant’s monetary obligations under this Lease. Landlord shall be entitled to its full damages through the date of the award of damages without regard to any Base Rent, additional rent or other sums that are or may be projected to be received by Landlord upon reletting of the Premises Landlord may bring suit to collect any such damages at any time after an Event of Default shall have occurred.

        If this Lease is terminated pursuant to Section 21, Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) which may be greater or less than the period which otherwise would have constituted the balance of the Term and on such terms and conditions (which may include concessions, free rent and/or alterations of the Premises) as Landlord, in its commercially reasonable discretion, may determine, but Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises so long as Landlord has used commercially reasonable efforts to mitigate its damages. Tenant agrees that any such duty to mitigate shall be satisfied, and Landlord shall be deemed to have used objectively reasonable efforts to fill the Premises by doing the following: (i) posting a “For Lease” sign on the Premises; (ii) advising Landlord’s leasing agent of the availability of the Premises; (c) advising at least one outside commercial brokerage entity of the availability of the Premises; and (d) offering to such leasing agents and outside commercial brokerage entities the usual and customary commissions that Landlord offers for its other similar properties; provided, however, that Landlord shall not be obligated to relet the Premises before leasing any other unoccupied portions of the Building and any other property under the ownership or control of Landlord and/or its affiliates. If Landlord receives any payments from the reletting of the Premises and is required to mitigate damages (despite the intent of the parties hereunder), any such payment shall first be applied to any costs or expenses incurred by Landlord as a result of the Event of Default.

23.        Services and Utilities. Landlord shall provide the following listed services and utilities at the sole cost of Landlord, namely:

        (a)        heating, ventilation, and air conditioning (“HVAC”) for the Premises during “Normal Business Hours” (as defined below) to maintain temperatures for comfortable use and occupancy; provided, however, that Landlord shall cause the heating, ventilation and air conditioning (“HVAC”) system to maintain the temperature in the computer server room in the Premises between 64º and 72º Fahrenheit, 24-hours per day, throughout the term of this Lease and maintain the temperature in the remainder of the Premises between 68º and 74º Fahrenheit in the winter and between 72º and 78º Fahrenheit in the summer, with Tenant having the duty to keep the thermostat setting for the HVAC system serving the computer server room within such temperature range for the computer server room;

        (b)        electric energy in accordance with Section 24 following;

        (c)        automatic passenger elevators providing adequate service leading to the floor on which the Premises are located;

        (d)        evening unescorted janitorial services to the Premises, including removal of trash;

        (e)        hot and cold water sufficient for drinking, lavatory toilet and ordinary cleaning purposes from fixtures either within the Premises (if provided pursuant to this Lease) or on the floor on which the Premises are located;

        (f)        replacement of lighting tubes, lamp ballasts and bulbs;

        (g)        extermination and pest control when and if necessary; and

        (h)        maintenance of Common Areas in a manner comparable to other comparable office buildings in the Dulles Suburban Center.

        Notwithstanding the foregoing, Tenant has requested, and Landlord has agreed, to provide janitorial services during Normal Business Hours; provided, however, that Tenant shall reimburse Landlord for the cost differential between the evening janitorial services and the janitorial services provided during Normal Business Hours. Tenant shall pay such expenses to Landlord as additional rent hereunder within thirty (30) days of the date of Landlord’s invoice for the same. Notwithstanding the foregoing, if at any time during the Term, Landlord shall, after reasonable investigation determine that trash and similar waste generated by Tenant and/or emanating from the Premises is in excess of that of other standard office tenants within the Building leasing a premises of the same or similar size to that of the Premises, Landlord shall bill Tenant and Tenant shall pay to Landlord as additional rent hereunder within thirty (30) days of the date of Landlord’s invoice for the same, those costs and expenses of trash removal which are reasonably attributable to such excess trash and similar waste generated by Tenant and/or emanating from the Premises. “Normal Business Hours” as used herein is defined from 8:00 a.m. to 6:00 p.m. on business days and from 8:00 a.m. to 1:00 p.m. on Saturdays. Landlord shall have no responsibility to provide any services under (a) above except during Normal Business Hours unless arrangements for after-hours services have been made pursuant to terms and conditions acceptable to Landlord and embodied in a separate written agreement between Landlord and Tenant.  Landlord reserves the right to stop service of the HVAC, elevator, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements, or improvements, which in the judgment of Landlord are desirable or necessary to be made, until the repairs, alterations, replacements, or improvements shall have been completed.  Landlord shall have no responsibility or liability for failure to supply HVAC, elevator, plumbing, cleaning, and electric service, during the period when prevented from so doing by laws, orders, or regulations of any Federal, State, County or Municipal authority or by strikes, accidents or by any other cause whatsoever beyond Landlord’s control.  Landlord’s obligations to supply HVAC are subject to applicable laws and regulations as to energy conservation and other such restrictions.  In the event that Tenant should require supplemental HVAC for the Premises in addition to or in excess of the requirements as specified in Section 23(a) of this Lease, any maintenance repair and/or replacement required for such supplemental service shall be performed by Landlord but the cost of such maintenance repair and/or replacement (including labor and materials) shall be paid by Tenant as additional rent.

        Notwithstanding any other provision of this Lease to the contrary, if Landlord fails to provide any service or utilities that Landlord is obligated to provide or make under this Lease, such failure is the result of Landlord’s negligence, and as a result thereof, Tenant shall be not able to use all or any portion of the Premises and does not in fact use all or any portion of the Premises for a period of five (5) consecutive business days or more after notice thereof to Landlord then, except as provided herein with respect to casualty, Tenant shall be entitled to abate Base Rent and additional rent, such abatement commencing as of the sixth (6th) business day after which any of the foregoing services have been stopped and shall continue to be abated until such time as the applicable service has been restored.

24.        Electric Current. Throughout the Term Landlord shall furnish Tenant without additional charge during Normal Business Hours (as defined in Section 23) a reasonable amount of electric current at 110 volts (“Normal Usage Amount”) for lighting purposes within the Premises and the powering of a normal amount of office equipment and appliances. “Normal Usage Amount” is defined for purposes of this Lease to mean electric power supplied at the rate of seven (7) watts per square foot of Premises. In this regard Tenant agrees as follows:

    (1)        If Landlord reasonably determines based upon engineering studies of electrical load consumed that Tenant is materially exceeding the Normal Usage Amount Tenant shall pay to Landlord such amounts as additional rent as will equitably reimburse Landlord for the cost of the extra electric power so consumed by Tenant;

    (2)        If Tenant shall desire to place and install in the Premises electric equipment or appliances other than normal and typical to general office usage it shall pay for such installations including any additional electric lines and facilities required and shall pay for the electric power used in such equipment if same exceeds Normal Usage Amount.

        Landlord has advised Tenant that presently Dominion Virginia Power (“Electric Service Provider”) is the utility company selected by Landlord to provide electricity to the Building. Notwithstanding the foregoing, if permitted by law, Landlord shall have the right at any time and from time to time during the Term to either contract for service from a different company or companies providing electricity service (each such company shall hereinafter be referred to as an “Alternative Service Provider”) or continue to contract for service from the Electric Service Provider.

        Tenant shall cooperate with Landlord, the Electric Service Provider and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Electric Service Provider, and any Alternative Service Provider reasonable access to the Building’s electric lines, feeders, risers, wiring and any other machinery within the Premises, provided that Landlord shall use its reasonable efforts to minimize its interference with Tenant’s business in the Premises.

25.        Telephone and Telecommunications. Landlord has arranged for the installation of telephone service within the Building to the ground floor telephone utility closet and conduit to the ground floor telephone and electrical riser closets. Tenant shall be responsible for contacting the utility company supplying the telephone service and arranging to have such telephone facilities as it may desire to be extended and put into operation in the Premises, including without limitation, obtaining a low voltage permit for phone and data wiring. Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. All costs related to installation and the provision of such service shall be borne and paid for directly by Tenant. Tenant shall have no liability nor responsibility to remove any existing telephone wiring or equipment at any time during the term of this Lease nor upon the expiration or sooner termination of the Term. Landlord will allow Tenant access for wiring, including electric, data and telecom, within the Building’s public areas and designated chases, but will not guarantee access of the wiring through another tenant’s space. Tenant, at Tenant’s expense, shall be responsible for the relocation and its associated costs, if requested, of any data, telecom or electrical wiring that runs through another tenant’s space, including the plenum area or otherwise.

        In the event Tenant wishes to utilize the services of a telephone or telecommunications provider whose equipment is not servicing the Building at such time Tenant wishes to install its telecommunications equipment serving the Premises (“Provider”), no such Provider shall be permitted to install its lines or other equipment without first securing the prior written consent of Landlord, which consent shall not be unreasonably withheld. Prior to the commencement of any work in or about the Building by the Provider, the Provider shall agree to abide by such rules and regulations, job site rules, and such other requirements as reasonably determined by Landlord to be necessary to protect the interest of the Building and Property, the other tenants and occupants of the Building and Landlord, including, without limitation, providing security in such form and amount as reasonable determined by Landlord. Each Provider must be duly licensed, insured and reputable. Landlord shall incur no expense whatsoever with respect to any aspect of Provider’s provision of its services, including without limitation, the costs of installation, materials and service.

        In addition, Landlord reserves exclusively to itself and its successors and assigns the right to install, operate, maintain, repair, replace and remove fiber optic cable and conduit and associated equipment and appurtenances within the Building and the Premises so as to provide telecommunications service to and for the benefit of tenants and other occupants of the Building.

26.        Acceptance of Premises. Tenant is in possession of the Premises pursuant to the Sublease and each of Landlord and Tenant accepts the Premises in "as is," "where is" condition.

27.        Inability to Perform.  This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply, or is delayed in supplying, any service to be supplied by it under the terms of this Lease or is unable to make, or is delayed in making any repairs, additions, alterations, or decorations or is unable to supply, or is delayed in supplying, any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any outside cause whatsoever including, but not limited to, governmental preemption in connection with a National Emergency, or by reason of any rule, order or regulation of any department or subdivision of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.  Similarly, Landlord shall not be liable for any interference with any services supplied to Tenant by others if such interference is caused by any of the reasons listed in this Section.  Nothing contained in this Section shall be deemed to impose any obligation on Landlord not expressly imposed by other sections of this Lease.

28.        No Waivers. The failure of Landlord to insist, in any one or more instances, upon a strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such covenant or option, but the same shall continue and remain in full force and effect.  The receipt by Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by Landlord.

29.        Access to Premises and Change in Services.  Landlord shall have the right, without abatement of rent, to enter the Premises at any hour to examine the same, or to make such repairs and alterations as Landlord shall deem necessary for the safety and preservation of the Building, and also to exhibit the Premises to be let; provided, however, that except in the case of emergency such entry shall only be during normal business hours after at least 24 hours prior written notice first given to Tenant.  If, during the last month of the Term, Tenant shall have removed all or substantially all of Tenant’s property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Premises, without elimination or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease.  Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair, of the Building or any part thereof, other than as herein elsewhere expressly provided. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, stairs, toilets, elevators, or other public parts of the Building, and to change the name by which the Building is commonly known and/or its mailing address.

30.        Estoppel Certificates.  Tenant agrees, at any time and from time to time, upon not less than ten (10) days’ prior request by Landlord to execute, acknowledge and deliver to Landlord an estoppel certificate substantially in the form attached hereto as Exhibit “D” or such other reasonable form requested by Landlord which certifies that this Lease is unmodified and in full force (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates through which the rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered hereunder may be relied upon by third parties not a party to this Lease.

31.        Subordination. Tenant accepts this Lease, and the tenancy created hereunder, subject and subordinate to any mortgages, overleases, leasehold mortgages or other security interests now or hereafter a lien upon or affecting the Building or the Property or any part thereof, except that the Furniture and Audio-Visual Equipment described in Section 52 of this Lease shall be excluded from this Section 31.  Tenant shall, at any time hereafter, within ten (10) days after request from Landlord, execute a Subordination, Non-Disturbance Agreement substantially in the form of Exhibit “E” attached hereto and made a part hereof or any instruments or leases or other documents that may be required by any mortgage or mortgagee or overlandlord (herein a “Mortgagee”) for the purpose of subjecting or subordinating this Lease and the tenancy created hereunder to the lien of any such mortgage or mortgages or underlying lease, and the failure of Tenant to execute any such instruments, releases or documents shall constitute a default hereunder.

32.        Attornment. Tenant agrees that upon any termination of Landlord’s interest in the Premises, Tenant shall, upon request, attorn to the person or organization then holding title to the reversion of the Premises (the “Successor”) and to all subsequent Successors, and shall pay to the Successor all of the rents and other monies required to be paid by Tenant hereunder and perform all of the other terms, covenants, conditions and obligations in this Lease contained; provided, however, that if in connection with such attornment Tenant shall so request from such Successor in writing, such Successor shall execute and deliver to Tenant an instrument wherein such Successor agrees that as long as Tenant performs all of the terms, covenants and conditions of this Lease, on Tenant’s part to be performed, Tenant’s possession under the provisions of this Lease shall not be disturbed by such Successor. In the event that the Mortgagee succeeds to the interest of Landlord hereunder and is advised by its counsel that all or any portion of the Base Rent or additional rent payable by Tenant hereunder is or may be deemed to be unrelated business income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, Mortgagee, as Landlord, shall have the right at any time, from time to time, to notify Tenant in writing of the required changes to the Lease. Tenant shall execute all documents necessary to effect any such amendment within ten (10) days after written request from Mortgagee, as landlord, provided that in no event shall such amendment increase Tenant’s payment obligations or other liability under this Lease or reduce Landlord’s obligations hereunder.

33.        Notices.  All notices and other communications to be made hereunder shall be in writing and shall be delivered to the addresses set forth below by any of the following means: (a) personal service or receipted courier service; (b) telecopying (if confirmed in writing sent by the methods specified in clauses (a), (c) or (d) of this Section), (c) registered or certified first class mail, return receipt requested, or (d) nationally-recognized overnight delivery service. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice or other communication sent pursuant to clause (a) or (b) hereof shall be deemed received upon such personal service or upon dispatch by electronic means, if sent pursuant to subsection (c) shall be deemed received five (5) days following deposit in the mail and/or if sent pursuant to subsection (d) shall be deemed received the next succeeding business day following deposit with such nationally recognized overnight delivery service.

If to Landlord:	COPT SUNRISE, LLC c/o Corporate Office Properties, L.P. 8815 Centre Park Drive, Suite 400 Columbia, Maryland 21045 Attn: General Counsel Telecopier: 410-740-1174

If to Tenant:	To Tenant's Notice Address.

Any party may designate a change of address by written notice to the above parties, given at least ten (10) days before such change of address is to become effective.

34.         Intentionally Deleted.

35.        Intentionally Deleted.

36.        Quiet Enjoyment.  Tenant, upon the payment of rent and the performance of all the terms of this Lease, shall at all times during the Term peaceably and quietly enjoy the Premises without any disturbance from Landlord or any other person claiming through Landlord.

37.        Vacation of Premises.  Tenant shall vacate the Premises at the end of the Term.  If Tenant fails to vacate at such time there shall be payable to Landlord an amount equal to one hundred fifty percent (150%) of the monthly Base Rent stated in Section 1.1.5paid immediately prior to the holding over period for each month or part of a month that Tenant holds over, plus all other payments provided for herein, and the payment and acceptance of such payments shall not constitute an extension or renewal of this Lease.  In event of any such holdover, Landlord shall also be entitled to all remedies provided by law for the speedy eviction of tenants, and to the payment of all attorneys’ fees and expenses incurred in connection therewith.

38.        Members’Liability.  It is understood that the Owner of the Building is a Virginia limited liability company. All obligations of the Owner hereunder are limited to the net assets of the Owner from time to time.  No member of Owner, or of any successor partnership, whether now or hereafter a member, shall have any personal responsibility or liability for the obligations of Owner hereunder.

39.        Separability. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

40.        Indemnification. (a) Tenant shall indemnify and hold harmless Landlord and all of its and their respective partners, directors, officers, agents and employees from any and all liability, loss, cost or expense arising from all third-party claims resulting from or in connection with:

        (i)        the conduct or management of the Premises by Tenant or its employees, agents, contractors or invitees or of any business therein, or any work or thing whatsoever done by Tenant, or any condition created in or about the Premises by Tenant or its employees, agents, contractors or invitees during the Term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises;

        (ii)        any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, officers, agents, employees, invitees or contractors;

        (iii)        any accident, injury or damage whatever occurring in, at or upon the Premises, unless caused by the negligence of Landlord or its employees, agents or contractors; and

        (iv)        any breach or default by Tenant in the full and prompt payment and performance of Tenant’s obligations under this Lease;

together with all costs and expenses reasonably incurred or paid in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and expenses.

        In case any action or proceeding is brought against Landlord and/or any of its and their respective partners, directors, officers, agents or employees and such claim is a claim from which Tenant is obligated to indemnify Landlord pursuant to this Section 40(a), which claims shall exclude anything relating to Baan or the Sublease, then Tenant, upon notice from Landlord shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord). The obligations of Tenant under this Section shall survive termination of this Lease.

        (b)        Landlord shall indemnify and hold harmless Tenant and all of its directors, officers, agents and employees from any and all liability, loss, cost or expense arising from all third-party claims resulting from or in connection with:

        (i)        the conduct or management of the Building by Landlord, or any work or thing whatsoever done by Landlord or its employees, agents and/or contractors, or any condition created or allowed in or about the Building by Landlord during the Term of this Lease or during the period of time, if any, prior to the Commencement Date that Landlord may have been in control of the Building;

        (ii)        any act, omission or negligence of Landlord or any of its employees, agents and/or contractors or its or their partners, directors, officers, agents, employees, invitees or subcontractors;

        (iii)        any accident, injury or damage whatever occurring in, at or upon the Building, unless caused by the negligence of Tenant or its employees, agents or contractors; and

        (iv)        any breach or default by Landlord in the full and prompt payment and performance of Landlord’s obligations under this Lease;

together with all costs and expenses reasonably incurred or paid in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and expenses.

        In case any action or proceeding is brought against Tenant and/or any of its directors, officers, agents or employees and such claim is a claim from which Landlord is obligated to indemnify Tenant pursuant to this Section 40(b), Landlord, upon notice from Tenant shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Tenant). The obligations of Landlord under this Section shall survive termination of this Lease.

41.        Captions.  All headings anywhere contained in this Lease are intended for convenience or reference only and are not to be deemed or taken as a summary of the provisions to which they pertain or as a construction thereof.

42.        Brokers. Tenant represents that Tenant has not dealt with any broker in connection with this Lease, and Tenant warrants that no broker negotiated this Lease or is entitled to any commissions in connection with this Lease.

43.        Recordation. Tenant covenants that it shall not, without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion, record this Lease or any memorandum of this Lease or offer this Lease or any memorandum of this Lease for recordation.  If at any time Landlord or any mortgagee of Landlord’s interest in the Premises shall require the recordation of this Lease or any memorandum of this Lease, such recordation shall be at Landlord’s expense.  If at any time Tenant shall require the recordation of this Lease or any memorandum of this Lease, such recordation shall be at Tenant’s expense.  If the recordation of this Lease or any memorandum of this Lease shall be required by any valid governmental order, or if any government authority having jurisdiction in the matter shall assess and be entitled to collect transfer taxes or documentary stamp taxes, or both transfer taxes and documentary stamp taxes on this Lease or any memorandum of this Lease, Tenant shall execute such acknowledgments as may be necessary to effect such recordations and pay, upon request of Landlord, one half of all recording fees, transfer taxes and documentary stamp taxes payable on, or in connection with this Lease or any memorandum of this Lease or such recordation.

44.        Successors and Assigns.  The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective heirs, personal representatives, successors and assigns (subject, however, to the terms of Section 20 hereof).

45.        Integration of Agreements.  This writing is intended by the Parties as a final expression of their agreement and is a complete and exclusive statement of its terms, and all negotiations, considerations and representations between the Parties are incorporated.  No course of prior dealings between the Parties or their affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease, except for the provisions of the settlement agreement to be entered into between Landlord and Baan as it applies to Tenant. Acceptance of, or acquiescence to, a course of performance rendered under this Lease or any prior agreement between the Parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms or covenants of this Lease.  Other than as specifically set forth in this Lease, no representations, understandings, or agreements have been made or relied upon in the making of this Lease.

46.        Hazardous Material; Indemnity. Tenant further agrees to the following:

        46.1          As used in this Lease, the following terms shall have the following meanings:

46.1.1	“Environmental Laws” shall mean all federal, state or local statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, authorizations, agreements, ordinances, administrative or judicial rulings or similar items relating to the protection of the environment or the protection of human health, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, Releases or Threats of Releases (as defined below) of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials or relating to storage tanks.

46.1.2	“Hazardous Materials” shall mean (i) any substance, gas, material or chemical which is defined as or included in the definition of “hazardous substances”, “toxic substances”, “hazardous materials”, “hazardous wastes” under any federal, state or local statute, law, or ordinance or under the regulations adopted or guidelines promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9061 et seq. (“CERCLA”); the Hazardous Materials Transportation Act, as amended 49 U.S.C. §§ 1801, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §§ 6901, et seq.; (ii) radon gas in excess of four (4) picocuries per liter, friable asbestos, urea formaldehyde foam insulation, petroleum products, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent; and (iii) any other substance, gas, material or chemical, exposure to or release of which is prohibited, limited or regulated by any governmental or quasi-governmental entity or authority that asserts or may assert jurisdiction over the Premises, the Building or the Property.

46.1.3	“Hazardous Materials Inventory” shall mean a comprehensive inventory of all Hazardous Materials used, generated, stored, treated or disposed of by Tenant at the Premises.

46.1.4	“Losses” shall mean all claims, liabilities, obligations, losses (including, without limitation, diminution in the value of the Premises, the Building, or the Property, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, the Building and/or the Property, damages arising from any adverse impact on marketing of space), damages, penalties, fees, actions, judgments, lawsuits, costs, expenses, disbursements, orders or decrees, including, without limitation, attorneys’ and consultants’ fees and expenses.

46.1.5	“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or proximate to and affecting the Premises, the Building or the Property.

46.1.6	“Threat of Release” means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or proximate to and affecting the Premises, the Building or the Property.

        46.2          Tenant shall not generate, use, manufacture, recycle, handle, store, place, transport, treat, discharge or dispose of any Hazardous Materials at, on, in or near the Premises, the Building or the Property or cause any of the foregoing to occur at, on, in, or near the Premises, the Building or the Property, shall comply with all Environmental Laws in connection with Tenant’s use or occupancy of the Premises and the Building, and promptly shall take all remedial action, at Tenant’s sole cost and expense, but with Landlord’s prior approval, necessary or desirable to remedy, clean-up and remove the presence of any Hazardous Materials resulting from Tenant’s violation of the prohibitions set forth in this sentence or Tenant’s failure to comply with Environmental Laws. Notwithstanding the foregoing, Tenant shall not be deemed to be prohibited from using products containing Hazardous Materials so long as such products are commonly found in an office environment and are handled, stored, used and disposed of in compliance with all Environmental Laws. In addition, Tenant shall (i) obtain, maintain in full force and effect, and comply with, all permits required under Environmental Laws; (ii) comply with all record keeping and reporting requirements imposed by Environmental Laws concerning the use, handling, treatment, storage, disposal or release of Hazardous Materials on the Premises, the Building and the Property; (iii) report to Landlord any release or discharge of Hazardous Materials within two (2) business days of such discharge or release; (iv) provide to Landlord copies of all written reports concerning such discharge of Hazardous Materials that are required to be filed with governmental or quasi-governmental entities under Environmental Laws; (vi) maintain and annually update a Hazardous Materials Inventory with respect to Hazardous Materials used, generated, treated, stored or disposed of at the Premises, the Building and the Property; and (vii) make available to Landlord for inspection and copying, at Landlord’s expense, upon reasonable notice and at reasonable times, such Hazardous Materials Inventory and any other reports, inventories or other records required to be kept under Environmental Laws concerning the use, generation, treatment, storage, disposal or release of Hazardous Materials.

        46.3          Without limitation on any other indemnities by or obligations of Tenant to Landlord under this Lease or otherwise, Tenant hereby covenants and agrees to indemnify, defend and hold harmless Landlord from and against any Losses incurred by Landlord as a result of Tenant’s breach of any representation, covenant or warranty hereof; or as a result of any claim, demand, liability, obligation, right or cause of action, including, but not limited to governmental action or other third party action, excluding anything relating to Baan or the Sublease (collectively, “Claims”), that is asserted against Landlord, the Premises, the Building or the Property as a result of or which arises directly or indirectly, in whole or in part, out of the Release, Threat of Release, discharge, deposit, presence, treatment, transport, handling or disposal of any Hazardous Materials at, on, under, in, about, or from the Premises, the Building or the Property attributable to or arising out of the operations or activities or presence of Tenant or any assignee, sublessee, agent or representative of Tenant at or about the Premises, the Building or the Property. This indemnification of Landlord and its Mortgagee(s) by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Building.

        46.4          The indemnities, warranties and covenants contained in this Article shall survive termination of this Lease.

47.        Americans With Disabilities Act. Notwithstanding any other provisions contained in this Lease and with the purpose of superseding any such provisions herein that might be construed to the contrary, it is the intent of Landlord and Tenant that at all times while this Lease shall be in effect that the following provisions shall be deemed their specific agreement as to how the responsibility for compliance (and cost) with the Americans With Disabilities Act and amendments to same (“ADA”), both as to the Premises and the Property, shall be allocated between them, namely:

        47.1          Landlord and Tenant agree to cooperate together in the initial design, planning and preparation of specifications for construction of the Premises so that same shall be in compliance with the ADA. Any costs associated with assuring that the plans and specifications for the construction of the Premises are in compliance with the ADA shall be borne by the party whose responsibility it is hereunder to bear the cost of preparation of the plans and specifications. Similarly those costs incurred in the initial construction of the Premises so that same are built in compliance with the ADA shall be included within Tenant’s Improvements and handled in the manner as provided for in other Sections of this Lease.

        47.2          Subject to Section 47.4, modifications, alterations and/or other changes required to and within the Common Areas which are not capital in nature shall be the responsibility of Landlord to perform and the cost of same shall be considered a part of the Building Expenses and treated as such.

        47.3          Subject to Section 47.4, modifications, alterations and/or other changes required to and within the Common Areas which are capital in nature shall be the responsibility of Landlord and at its cost and expense.

        47.4          Modifications, alterations and/or other charges required to and within the Common Areas, whether capital in nature or not, which are required as a result of Tenant’s specific use of the Premises, as compared to office uses generally, shall be paid by Tenant within thirty (30) days after receipt of an invoice from Landlord, together with reasonable supporting documentation.

        47.5          Modifications, alterations and/or other changes required to and within the Premises (after the initial construction of same), whether capital in nature or non-capital in nature, shall be the sole responsibility of Landlord and at its sole cost and expense, including but not limited to changes that are structural in nature and result from the original design of the Building, unless such non-structural modifications, alterations and/or other changes are required as a result of Tenant’s use of the Premises, in which event, Tenant shall be responsible for the cost and expense of such modifications, alterations and/or other changes.

        The Landlord shall indemnify and hold harmless the Tenant from any and all liability, loss, cost or expense arising as a result of a party not fulfilling its obligations as to compliance with the ADA as set forth in this Section.

48.        Several Liability. If Tenant or Landlord shall be one or more individuals, corporations or other entities, whether or not operating as a partnership or joint venture, then each such individual, corporation, entity, joint venturer or partner shall be deemed to be both jointly and severally liable for the payment of and the satisfaction of all monetary and non-monetary obligations of such party as specified herein.

49.        Financial Statements. Tenant represents and warrants to Landlord that the financial statements heretofore delivered by Tenant to Landlord are true, correct and complete in all respects, have been prepared in accordance with generally accepted accounting principles, and fairly represent the financial condition of Tenant as of the date thereof, and that no material change has thereafter occurred in the financial conditions reflected therein. Within fifteen (15) days after request from Landlord, Tenant agrees to deliver to Landlord copies of such future financial statements and other information of Tenant which has been previously publicly filed by Tenant with the United States Securities and Exchange Commission as Landlord from time to time may reasonably request.

50.        Deed of Lease. For purposes of Section 55-2, Code of Virginia (1950), as amended, this Lease is and shall be deemed a deed of lease.

51.        Definition of “Day” and “Days”. As used in the Lease, the terms “day” and “days” shall refer to calendar days unless specified to the contrary; provided, however, that if the deadline established for either party’s performance hereunder occurs on a Saturday, Sunday or banking holiday in the State of Maryland, the date of performance shall be extended to the next occurring business day.

52.        Furniture and Audio-Visual Equipment. The parties acknowledge that the Sublease granted Tenant the right to use the following furniture and equipment: (i) blue and gray systems furniture with glass panels, systems cabinets, work surfaces, lighting and seating for twenty-nine (29) stations (the “Systems Furniture”); (ii) all office furniture located in the conference room, team areas and individual offices in the Premises as of the commencement of the Sublease (the “Office Furniture,” with the Systems Furniture, collectively, the “Furniture”); and (iii) certain audio-visual equipment located in the Premises as of the commencement of the Sublease (the “Equipment”). Attached hereto as Exhibit “C”is an inventory of the Furniture and Equipment currently located at the Premises as of the date of this Lease. Pursuant to the Sublease, Tenant paid a monthly rent for the Furniture and Equipment, with an option to purchase the Furniture and Equipment at fair market value at the expiration of the Sublease. Landlord hereby warrants and agrees with Tenant as follows: (i) Landlord guarantees that Tenant shall continue to have sole and exclusive use and possession at all times of all the Furniture and Equipment without change or interruption until such time as Landlord transfers to Tenant the sole and unencumbered ownership and title to the Furniture and Equipment, and in consideration therefor Tenant shall pay to Landlord a fee equal to Two Thousand Nine Hundred Sixteen Dollars and Sixty-Seven Cents ($2,916.67) per month for a maximum period of twelve (12) months (the “Furniture and Equipment Rent”), which amount is already included in the total amount shown as payable from Tenant to Landlord on the schedule set forth in Section 1.1.5 of this Lease; (ii) Landlord guarantees that Landlord shall transfer to Tenant, on or before the date which is twelve (12) months from the date of this Lease, such sole and unencumbered ownership and title to the Furniture and Equipment in consideration for the transfer by Tenant to Landlord of the Security Deposit (as defined in Section 53 below), all with the result being that Tenant shall not have any interruption whatsoever at any time in the exclusive use and possession by Tenant of the Furniture and Equipment; and (iii) from and after the date of such transfer by Landlord to Tenant of the Furniture and Equipment, Landlord shall thereafter indemnify, protect and defend Tenant from any claims by any all persons and/or entities relating to the sole and unencumbered ownership and title to the Furniture and Equipment by Tenant; and (v) from and after the date of such of transfer by Landlord to Tenant of the Furniture and Equipment, then Tenant shall no longer pay the Furniture and Equipment Rent to Landlord and the amounts shown on the schedule set forth in Section 1.1.5 of this Lease thereafter shall be deemed to only constitute Annual and Monthly Base Rent. Tenant accepts the Furniture and Equipment in “as is” condition, with no other warranties or representations made by Landlord with respect to the Furniture and Equipment except as provided herein above.

53.        Security Deposit. The parties acknowledge that the security deposit in the amount of Fifty Two Thousand Five Hundred Dollars ($52,500.00) (the “Security Deposit”) as previously provided by Tenant to Baan under the Sublease has been transferred by Baan to Landlord, and Landlord shall hold the Security Deposit as payment from Landlord to Tenant for the Furniture and Equipment at the time Landlord satisfies the provisions of Section 52 of this Lease. In the event Landlord fails to satisfy the provisions of Section 52 of this Lease within the timeframe set forth therein, then Landlord shall promptly return the Security Deposit to Tenant and Tenant shall thereafter continue to have sole and exclusive use and possession at all times of all the Furniture and Equipment without change or interruption in consideration for the elimination of the Furniture and Equipment Rent and an increase in the Annual and Monthly Base Rent in an amount equal to the Furniture and Equipment Rent, all with the effect that the payments shown in Section 1.1.5 of this Lease shall remain unchanged but thereafter constitute only Annual and Monthly Base Rent.

        IN WITNESS WHEREOF, Landlord and Tenant have respectively affixed their hands and seals to this Lease as of the day and year first above written.

WITNESS OR ATTEST:	LANDLORD:
COPT SUNRISE, LLC
_______________________	By: _________________________ (SEAL) Name: Roger A. Waesche, Jr. Title: Senior Vice-President
WITNESS OR ATTEST:	TENANT:
INFODATA SYSTEMS INC.
_______________________	By: _________________________ (SEAL) Name: _________________________ Title: __________________________

STATE OF ____________, CITY/COUNTY OF ____________, TO WIT:

        I HEREBY CERTIFY that on this ____ day of ________, 2003, before me, the subscriber, a Notary Public of the State and City/County aforesaid, personally appeared ____________________________, known to me or satisfactorily proven to be the individual whose name is subscribed above, who acknowledged himself/herself to be the ________________ of INFODATA SYSTEMS INC. a Virginia corporation, and that he/she, as such ______________, being authorized so to do, executed the foregoing instrument on behalf of such Corporation by signing the name of such Corporation by himself/herself as such __________.

        WITNESS, my Hand and Notarial Seal.

_____________________________
Notary Public

My commission expires: __________________________

STATE OF MARYLAND, COUNTY OF ____________, TO WIT:

        I HEREBY CERTIFY that on this ____ day of ____________________, 200_, before me, the subscriber, a Notary Public of the State and City/County aforesaid, personally appeared ROGER A. WAESCHE, JR., known to me or satisfactorily proven to be the individual whose name is subscribed above, who acknowledged himself to be the Senior Vice President of CORPORATE OFFICE PROPERTIES TRUST, acting in its capacity as General Partner of CORPORATE OFFICE PROPERTIES, L.P., a Delaware limited partnership, acting in its capacity as Sole Member of COPT SUNRISE, LLC, a Virginia limited liability company, and that he as such Senior Vice President, being authorized so to do, executed the foregoing instrument on behalf of such limited liability company by signing the name of such limited partnership by himself as such Senior Vice President.

        WITNESS, my Hand and Notarial Seal.

_____________________________
Notary Public

My commission expires: __________________________

EXHIBIT “A”
to Deed of Lease by and between
COPT SUNRISE, LLC, Landlord
and INFODATA SYSTEMS INC., Tenant

FLOOR PLAN

EXHIBIT “B”
to Deed of Lease by and between
COPT SUNRISE, LLC, Landlord
and INFODATA SYSTEMS INC., Tenant

RULES AND REGULATIONS

        To the extent that any of the following Rules and Regulations, or any Rules and Regulations subsequently enacted conflict with the provisions of the Lease, the provisions of the Lease shall control.

        1.  Tenant shall not obstruct or permit its agents, clerks or servants to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or elevators of the Building, or use the same in any other way than as a means of passage to and from the offices of Tenant; bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor; make or permit any improper noises in the Building; smoke in the elevators, the Premises, the Building or the Common Areas except in the exterior areas specifically designated by Landlord; throw substances of any kind out of the windows or doors, or down the passages of the Building, in the halls or passageways; sit on or place anything upon the window sills; or clean the windows.

        2.  Waterclosets and urinals shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them.  Waste and excessive or unusual use of electricity or water is prohibited.

        3.  Tenant shall not (i) obstruct the windows, doors, partitions and lights that reflect or admit light into the halls or other places in the Building, or (ii) inscribe, paint, affix, or otherwise display signs, advertisements or notices in, on, upon or behind any windows or on any door, partition or other part of the interior or exterior of the Building without the prior written consent of Landlord which shall not be unreasonably withheld.  If such consent be given by Landlord, any such sign, advertisement, or notice shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord, but the cost of the same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand.

        4.  No contract of any kind with any supplier of towels, water, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered into by Tenant, nor shall any vending machine of any kind be installed in the Building, without the prior written consent of Landlord, which consent of Landlord shall not be unreasonably withheld.

        5.  When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires shall be allowed, except with the prior written consent of Landlord which shall not be unreasonably withheld, and shall be done only by contractors approved by Landlord.  The number and location of telephones, telegraph instruments, electric appliances, call boxes, etc., shall be subject to Landlord’s approval.  No tenants shall lay linoleum or other similar floor covering so that the same shall be in direct contact with the floor of the Premises; and if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or other similar adhesive material being expressly prohibited.

        6.  No additional lock or locks shall be placed by Tenant on any door in the Building, without prior written consent of Landlord.  Two keys will be furnished to Tenant by Landlord; two additional keys will be supplied to Tenant by Landlord, upon request, without charge; any additional keys requested by Tenant shall be paid for by Tenant.  Tenant, its agents and employees, shall not have any duplicate keys made and shall not change any locks.  All keys to doors and washrooms shall be returned to Landlord at the termination of the tenancy, and in the event of any loss of any keys furnished, Tenant shall pay Landlord the cost thereof.

        7.  Tenant shall not employ any person or persons other than Landlord’s janitors for the purpose of cleaning the Premises, without prior written consent of Landlord which shall not be unreasonably withheld.  Landlord shall not be responsible to Tenant for any loss of property from the Premises occurring from, and for any damage done to the effects of Tenant by, such janitors and/or any of its employees, or by any other person or any other cause unless due to the act or omission of Landlord or its employees, agents or contractors.

        8.  No bicycles, vehicles or animals of any kind (other than animals to assist the disabled) shall be brought into or kept in or about the Premises.

        9.  Tenant shall not conduct, or permit any other person to conduct, any auction upon the Premises; manufacture or store goods, wares or merchandise upon the Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Premises to be used for gambling; make any unusual noises in the Building; permit to be played any musical instrument in the Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Premises.  Tenant shall not permit any portion of the Premises to be used for the storage, manufacture, or sale of intoxicating beverages, narcotics, tobacco in any form, or as a barber or manicure shop.

        10.  No awnings or other projections shall be attached to the outside walls of the Building.  No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord which consent shall not be unreasonably withheld.  Such curtains, blinds and shades must be of a quality, type, design, and color, and attached in a manner reasonably approved by Landlord.

        11.  Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

        12.  There shall not be used in the Premises or in the Building, either by Tenant or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in passenger elevators.

        13.  Tenant, before closing and leaving its Premises, shall ensure that all entrance doors to same are locked.

        14.  Landlord shall have the right to prohibit any advertising by Tenant which in Landlord’s opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

        15.  Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building:

(a)	the exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;

(b)	the right to change the name or address of the Building, without incurring any liability to Tenant for so doing;

(c)	the right to install and maintain a sign or signs on the exterior of the Building;

(d)	the exclusive right to use or dispose of the use of the roof of the Building;

(e)	the non-exclusive right to use the area above the ceiling of the Premises for the purpose of installing and maintaining telecommunications, water lines, utility lines, other conduit, sprinklers, drainlines, ductwork and HVAC connections and any other equipment necessary to provide services to any area in the Building;

(f)	the right to limit the space on the directory of the Building to be allotted to Tenant; and

(g)	the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

        16.  As used herein the term “Premises” shall mean and refer to the “Premises” as defined in Section 1 of the Lease.

        17. Tenant shall not operate space heaters or other heating or ventilating equipment without the express prior written consent of Landlord in each instance first obtained. Tenant shall not install or operate any electrical equipment, appliances or lighting fixtures in the Premises which are not listed and labeled by Underwriter’s Laboratories or other testing organization acceptable to Landlord.

EXHIBIT “C”
to Deed of Lease by and between
COPT SUNRISE, LLC, Landlord
and INFODATA SYSTEMS INC., tenant

FURNITURE AND EQUIPMENT INVENTORY

EXHIBIT "D"
to Deed of Lease by and between
COPT SUNRISE, LLC, Landlord
and INFODATA SYSTEMS INC., Tenant

FORM OF ESTOPPEL CERTIFICATE

Transamerica Occidental Life Insurance Company
c/o AEGON USA Realty Advisors, Inc.
Mortgage Loan Department
4333 Edgewood Road N.E.
Cedar Rapids, Iowa 52499-5223

RE:	Proposed Mortgage Loan to COPT SUNRISE, LLC (the "Borrower") secured by One Dulles Technology Center, Herndon, Virginia 20171 (the "Real Property") owned by COPT SUNRISE, LLC, a Virginia limited liability company (the "Landlord"), and Assignment of Lease to Lender (as defined below) of a certain Lease to INFODATA SYSTEMS INC. (the "Tenant")

Dear Sir or Madam:

        We are the tenant under the terms of a certain lease (together with any amendments, options, extension and renewals listed below, the “Lease”) demising premises which comprise all or part of the Real Property. We understand that one of your insurance company affiliates (“Lender”) will act as the lender in connection with the funding of a commercial mortgage loan (the “Loan”) in the near future. An assignment of the Lease will be part of Lender’s security for the Loan.

        Tenant certifies that:

(a) It occupies the premises demised by the Lease.

(b) The material business terms of the Lease are as follows:

Landlord: _____________________________________________________
Lease Date: ___________________________________________________
Lease Commencement Date: ________________________________________
Subleases (if any): _______________________________________________
Amendments and Modifications (if any): _____________________________
Current Monthly Base Rent: _______________________________________
Current Expense Reimbursement: ___________________________________
Square Footage: ________________________________________________
Expiration Date: _______________________________________________
Renewals or Options (if any): _____________________________________
Security or other Deposit: ________________________________________
Uncompleted Tenant Improvements (if any): _________________________
Unpaid Tenant Allowances (if any): _______________________________
Other Financial Obligation of Landlord (if any): _______________________

(c) The Lease is Tenant’s entire agreement with the Landlord.

(d) Tenant has accepted and currently occupies the leased premises, is paying full rent under the Lease, and neither (i) presently asserts any Landlord default, claim against Landlord, matured right of setoff, or right to pay reduced rent nor (ii) knows of any fact which, with the giving of notice or the passage of time, or both, could give rise to any such default, claim or right.

(e) Tenant neither (i) presently asserts any matured right to terminate or to cancel the Lease nor (ii) knows of any fact which, with the giving of notice or the passage of time, or both, could give rise to any such right.

(f) Tenant does not presently intend to vacate its premises any time prior to the Lease’s expiration date and knows of no fact which could give rise to any such intent.

(g) Tenant is not the debtor in any bankruptcy or state insolvency case and is not the subject of any receivership, winding up, liquidation or similar proceeding.

Very truly yours,
INFODATA SYSTEMS INC. By: _________________________ Name: _______________________ Title: ________________________ Date: ________________________

EXHIBIT “E”
to Deed of Lease by and between
COPT SUNRISE, LLC, Landlord
and INFODATA SYSTEMS INC., Tenant

FORM OF
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made and entered into as of the ________ day of _______________, 200_, by and between the affiliate of AEGON USA Realty Advisors, Inc. that has executed the Agreement below as lender (“Lender”), and INFODATA SYSTEMS INC., a Virginia corporation (“Tenant”).

WHEREAS, Lender intends to fund a commercial mortgage loan (the “Loan”) to COPT SUNRISE, LLC, a Virginia limited liability company (“Landlord”) secured by a mortgage, deed of trust or other security instrument (the “Mortgage”) on the land described on Exhibit “A,” together with present or future improvements (the “Real Property”); and

WHEREAS, by a certain lease between Landlord and Tenant dated as of ______________ (together with all amendments, options, extensions and renewals, the “Lease”), Landlord has demised to Tenant all or a portion of the Real Property; and

WHEREAS, as a condition of the Loan’s funding, Landlord will assign its interest in the Lease to Lender as part of Lender’s security; and

WHEREAS, the Tenant’s execution and delivery of this Agreement and of an estoppel certificate providing the Lender with current information on the status of the Lease (the “Estoppel”) are conditions precedent to Lender’s obligation to fund the Loan; and

WHEREAS, Tenant desires to enter into this Agreement in order to benefit from the promises by Lender that are set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties agree as follows:

1.	If, upon the closing of the Loan, the Lease would not by its terms be subordinate to the lien of Lender on the Real Property, Tenant so subordinates the Lease.

2.	The Tenant consents to the assignment of the Lease to Lender in support of the Loan.

3.	If Landlord defaults under the Lease and, upon notice, fails to cure its default within the cure period provided under the Lease, Tenant will notify Lender of the default and afford Lender a reasonable opportunity to cure it before terminating the Lease or exercising any self-help rights from which a right of setoff would arise.

4.	If Lender forecloses the Loan or acquires title to the Real Property by deed in lieu of foreclosure, the following terms and conditions will govern the respective rights and obligations of Tenant and Lender or other new owner of the Real Property (in either case, the “New Owner”):

(a)	Unless the Tenant shall be in default under the terms of the Lease and the Landlord shall have the right to terminate the Lease under its terms, the New Owner shall not name the Tenant in any action to foreclose the Mortgage or otherwise disturb the Tenant’s quiet enjoyment and possession of its demised premises for so long as Tenant continues to perform its obligations under the Lease.

(b)	The New Owner shall not be bound by any purchase option contained in the Lease.

(c)	The New Owner shall not assume any of Landlord’s liabilities to the Tenant under indemnification or hold harmless agreements in the Lease or in respect of damages caused by any Landlord default, act or omission, to the extent that such liabilities arise from any Landlord default, act or omission occurring prior to the date New Owner acquires title to the Real Property, provided, however, that, to the extent the Lease obligates the Landlord to maintain the Real Property in good repair, the New Owner shall make the repairs of which the Lender shall have received the notice required under Section 3.

(d)	Following its acquisition of title, the New Owner’s liability to the Tenant shall never exceed the value of the New Owner’s interest in the Real Property.

(e)	Subject to the other terms of this Agreement, Tenant will, upon notice of the transfer, attorn to the New Owner and shall recognize the New Owner as the landlord under the Lease from the time of transfer of the Real Property forward, and the Lease shall remain in force as a direct Lease between the New Owner and the Tenant.

(f)	The New Owner will not be bound by any modification of the Lease made without Lender’s consent.

(g)	The New Owner will not be bound by any rent paid more than one month in advance unless it actually receives it, or unless Lender has consented to the advance payment in writing.

(h)	In respect of security or other lease deposits it receives, the New Owner shall be bound under the terms of the Lease.

(i)	The New Owner will be bound by offset rights under the Lease that have arisen through the Tenant’s exercise of its rights to cure Landlord defaults, but only if the Tenant has performed its obligations under paragraph 3 of this Agreement and the default has remained uncured.

5.	No Modification. No modification of this Agreement shall be valid unless in writing and executed by the party against whom enforcement is sought.

6.	Notices. Any notice under this Agreement may be delivered by hand or sent by commercial delivery service or United States Postal Service express mail, in either case for overnight delivery with proof of receipt, or sent by certified mail, return receipt requested, to the following addresses:

To Tenant:	INFODATA SYSTEMS INC. 13454 Sunrise Valley Drive, Suite 500 Herndon, Virginia 20171 Attention: Norman F. Welsch

To Lender:	Transamerica Occidental Life Insurance Company Director, Mortgage Loan Servicing AEGON USA Realty Advisors, Inc. 4333 Edgewood Road NE Cedar Rapids, Iowa 52499-5443

        The notice shall be deemed to have been given on the date it was actually received.

7.	Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the parties’ successors and assigns.

8.	Counterparts. This Agreement may be executed and delivered in counterparts for the convenience of the parties.

9.	Merger. This Agreement represents the entire, final agreement between the parties relating to its subject matter, supersedes all prior agreements and understandings, written or oral, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

INFODATA SYSTEMS INC. By: ______________________________ Title: _____________________________ Date: _____________________________

ACKNOWLEDGMENT

STATE OF ______________________ )
                                                                                   SS:
COUNTY OF ____________________ )

ON THIS _______ day of ________, 2003, before me, the subscriber, personally appeared ______________________________, to me known, who being by me duly sworn, did depose and say that she/he is ____________________ of INFODATA SYSTEMS INC., the corporation described in and which executed the within instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that she/he signed her/his name thereto by like order as the free and voluntary act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year first above written.

____________________________________
Notary Public

Lender: Transamerica Occidental Life Insurance Company By: ______________________________ Title: _____________________________ Date: _____________________________

ACKNOWLEDGMENT

STATE OF ______________________ )
                                                                                   SS:
COUNTY OF ____________________ )

ON THIS _______ day of ________, 2003, before me, the subscriber, personally appeared ______________________________, to me known, who being by me duly sworn, did depose and say that she/he is Vice President of Transamerica Occidental Life Insurance Company, the corporation described in and which executed the within instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that she/he signed her/his name thereto by like order as the free and voluntary act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal the day and year first above written.

____________________________________
Notary Public

EXHIBIT A
(to Subordination Agreement)

LEGAL DESCRIPTION OF PROPERTY

Description of
Lot A-1A
Dulles Technology Center Venture
And
Parcel A-2
C. Thomas Hicks, II & John Engel, Trustees
Hunter Mill District
Fairfax County, Virginia

Parcel A-2 as shown on plat attached to Deed of Redivision and Declaration of the property of C. Thomas Hicks, III and John Engel, Trustees, recorded in Deed Book 8206 at Page 942 among the land records of Fairfax County, Virginia

Lot A-1A as shown on plat attached to Deed of Resubdivision of the property of Dulles Technology Center Venture, A Virginia Limited Partnership, recorded in Deed Book 10023 at Page 1244 among the land records of Fairfax County, Virginia and as further described as follows:

Beginning at an iron pipe found on the easterly right of way line of Sunrise Valley Drive (Route 5320) marking the southwesterly corner of Lot A-1B, Dulles Technology Center Venture;

thence departing said easterly right of way line of Sunrise Valley Drive and with the southerly lines of said Lot A-1B, Dulles Technology Center Venture

        S 76° 08’ 59” E, 248.41 feet to an iron pipe found and

        S 88(degree)15' 44" E, 252.11 feet

to an iron pipe found on the northwesterly line of the property now or formerly of Joseph H. and Ruth C. Launders marking the southeasterly corner of said Lot A-1B, Dulles Technology Center Venture;

thence with said northwesterly line and continuing with the southwesterly and westerly lines of said Joseph H. and Ruth C. Launders the following five (5) courses:

        S 27° 21’ 29” W, 862.00 feet to an iron pipe found;

        S 62° 38’ 31” E, 242.00 feet to an iron pipe found;

        S 09° 28’ 24” W, 190.50 feet to an iron pipe found;

        S 03° 05’ 12” W, 167.12 feet to and iron pipe found and

        S 11(degree)54' 04" W, 122.45 feet

to an iron pipe set on the northeasterly line of aforementioned Sunrise Valley Drive;

thence with said northeasterly line and continuing with the easterly lines of said Sunrise Valley Drive the following four (4) courses:

N 53° 48’ 35” W, 135.57 feet to an iron pipe set marking the point of curvature of a non-tangent curve to the right;

827.06 feet along the arc of said curve having a radius of 755.00 feet and a chord bearing and chord of N 16° 59’ 26” W, 786.32 feet respectively, to an iron pipe found;

N 14° 23’ 29” E, 288.98 feet to an iron pipe found marking the point of curvature of a curve to the right and

308.98 feet along the arc of said curve having a radius of 845.00 feet and a chord bearing and chord of N 03° 54’ 56” E, 307.26 feet respectively, to the point of beginning.

EXHIBIT "X"

MUTUAL RELEASE AGREEMENT BETWEEN BAAN U.S.A., INC.

AND

INFODATA SYSTEMS INC.

        THIS AGREEMENT is made by and between Baan U.S.A., Inc. (“Baan”), SSA Global Technologies, Inc. (“SSA”), and Infodata Systems Inc. (“Subtenant”) and shall be effective upon the execution of a new direct lease between COPT Sunrise LLC (“COPT”) and Subtenant for the Sublease Premises (as defined below).

        WHEREAS, Baan is the tenant of the premises occupied by Subtenant under a certain lease agreement dated February 1999, as amended on July 31, 2001, by and between Baan as tenant and COPT as successor in interest to TCC Dulles Tech Associates, LLC, as landlord (the “Lease”); and

        WHEREAS, Baan has sublet a certain portion of the premises (the “Sublease Premises”) to Subtenant under a sublease agreement dated March 28, 2003, (the “Sublease”); and

        WHEREAS, COPT has agreed to accept the surrender of Baan’s right of possession of the premises and will enter into a direct lease for the Sublease Premises with Subtenant for such consideration as agreed upon between COPT and Subtenant.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Baan and Subtenant agree as follows:

1.	Subject to the conditions precedent of COPT and Subtenant executing a new direct lease for the Sublease Premises, Subtenant thereafter fully and irrevocably waives and agrees to hold harmless and releases Baan, its subsidiaries, affiliates, directors, officers, employees, successors, assigns and its parent, SSA (the “Baan Released Persons”) from any and all claims, demands, liabilities, costs, expenses, obligations, actions, including suits at law or in equity, and causes of action, know or unknown, accrued or unaccrued, directly or indirectly, arising out of or relating to the Sublease, and Subtenant further covenants and agrees not to sue or bring, cause or permit to be commenced, any action or legal proceeding against the Baan Released Persons in connection with any claim, action, cause of action, demand or obligation, released and discharged hereunder. Subtenant further agrees to fully and completely indemnify the Baan Released Persons for the breach of or failure by Subtenant to comply with the terms of this Agreement.

2.	Baan and SSA hereby fully and irrevocably waive and agree to hold harmless and releases Subtenant, its subsidiaries, affiliates, directors, officers, employees, successors and assigns (the “Subtenant Released Persons”) from any and all claims, demands, liabilities, costs, expenses, obligations, actions, including suits at law or in equity, and causes of action, know or unknown, accrued or unaccrued, directly or indirectly, arising out of or relating to the Sublease, and Baan further covenants and agrees not to sue or bring, cause or permit to be commenced, any action or legal proceeding against the Subtenant Released Persons in connection with any claim, action, cause of action, demand or obligation, released and discharged hereunder. Baan and SSA further agree to fully and completely indemnify the Subtenant Released Persons for the breach of or failure by Baan and/or SSA to comply with the terms of this Agreement.

3.	The parties hereto acknowledge and agree that consideration recited herein has been given and shall be received in full and complete settlement and satisfaction of all claims, actions, causes of action, obligations, and demands arising from the terms of the Sublease.

4.	Each party acknowledges, represents and warrants to the other party that this Agreement has been duly authorized by such party, that the person signing this agreement for such party has been duly authorized to enter into and execute this Agreement for and on behalf of such party for the purpose of legally biding such party hereto and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with the terms hereof.

5.	This Agreement shall inure to the benefit of the Baan Released Persons and the Subtenant Releases Persons, and shall be binding upon them, and their respective representatives, successors and assigns. This Agreement shall be subject to and governed by the laws of the Commonwealth of Virginia.

ACCEPTED AND AGREED:
BAAN U.S.A., INC	INFODATA SYSTEMS INC.
By:_____________________________	By:_____________________________
Kirk J. Isaacson, President	Edwin Miller, President
SSA GLOBAL TECHNOLOGIES, INC
By:_____________________________
[Name& Title]

EXHIBIT "Y"
WAIVER OF SUBROGATION FOR BOTH LANDLORD AND
NON-AFFILIATE ASSIGNEE

        Waiver of Subrogation. Each party hereto waives claims arising in any manner in its favor and against the other party and agrees that neither party hereto shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to the Building, the Premises or other tangible property, or any resulting loss of income, or losses under worker’s compensation laws and benefits, or against liability on or about the Building, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees if any such loss or damage is covered by insurance benefiting the party suffering such loss or damage as was required to be covered by insurance carried pursuant to this Lease. Landlord shall cause each insurance policy carried by it insuring against liability on or about the Building or insuring the Premises and the Building or income resulting therefrom against loss by fire or any of the casualties covered by the all-risk insurance carried by it hereunder to be written in such a manner as to provide that the insurer waives all right of recovery by way of subrogation against Tenant in connection with any loss or damage covered by such policies. Tenant shall cause each insurance policy carried by it insuring against liability or insuring the Premises (including the contents thereof and Tenant’s Improvements installed therein by Tenant or on its behalf) against loss by fire or any of the casualties covered by the all-risk insurance required hereunder to be written in such a manner as to provide that the insurer waives all right of recovery by way of subrogation against Landlord in connection with any loss or damage covered by such policies.